SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 31, 2002
(Date of earliest event reported)

TIVO INC.
(exact name of registrant as specified in its charter)

Commission File: 000-27141

Delaware		77-0463167
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2160 Gold Street
P.O. Box 2160
Alviso, California 95002
(Address of Principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On December 20, 2002, we entered into an Amendment to the product development agreement dated February 15, 2002 with DIRECTV, Inc. The amendment revises provisions relating to, among other things, the specifications, development schedules, milestone payment schedule and transition services for the development and manufacture of Series2 DIRECTV receivers and new versions of the associated client software.

ITEM 7. FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit Number	Description

10.1+	Second Amendment to the Development Agreement dated as of December 20, 2002 by and between TiVo Inc. and DIRECTV, Inc.

+ Confidential treatment has been requested as to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

TIVO INC.

Date: December 31, 2002	By:	/s/ David H. Courtney
David H. Courtney Chief Financial Officer and Executive Vice President Worldwide Operations and Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Second Amendment to the Development Agreement dated as of December 20, 2002 by and between TiVo Inc. and DIRECTV, Inc.

+  Confidential treatment has been requested as to portions of this exhibit.